Exhibit 99.1

2000 2001 2002 2003 2004 2005 2006 2007 Guidance 1659 2043 2594 2982 3295 3760 5206 6247 260 $1,659 $2,043 $2,594 $2,982 $3,295 $3,760 in millions; at year end $5,206 20% - 25% Growth Range 2007 reflects guidance communicated in November 2006. Business Cards Customer Balances

2000 2001 2002 2003 2004 2005 2006 2007 Estimate 586 683 780 787 778 877 1126 1325 75 586 683 780 787 778 877 in thousands; at year end 1,126 1,325 - 1,400 Business Cards Customers

2000 2001 2002 2003 2004 2005 2006 2007 Estimate 849 1020 1171 1354 1469 1732 2201 2600 100 849 1,020 1,171 1,354 1,469 1,732 in thousands; at year end 2,201 2,600 - 2,700 Business Cards in Circulation

Business Cards Transaction Volume 2000 2001 2002 2003 2004 2005 2006 2007 Guidance Volume 3474 4393 5464 7041 8257 9831 12342 14200 600 in millions 15% - 20% Growth Range 2007 reflects guidance communicated in November 2006.

2000 2001 2002 2003 2004 2005 2006 2007 Estimate 2495 757 928 889 959 876 985 1100 2,495 757 928 889 959 876 at year end 985 1,100 Advanta FTE

2000 2001 2002 2003 2004 2005 2006 2007 Guidance 2008 Projection 45 64 63 56 75 89 136 152 220 5 $45 $64 $63 $56 $75 $89 in millions $136 40%+ Growth 2007 and 2008 reflect guidance communicated in November 2006. Business Cards Pretax Income $152 - $157

2000 2001 2002 2003 2004 2005 2006 7.19 9.1 9.39 12.72 24.27 32.44 43.63 at year end ADVNB Closing Stock Price

Forward-Looking Statements This presentation contains forward-looking statements, including but not limited to projections of future earnings, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Significant risks and uncertainties that may affect the Company's future performance are set forth in the Company's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Business Cards Customer Balances Detail 2007 reflects guidance communicated in November 2006. Customer balances equal managed receivables at each reporting date. Managed receivables are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card receivables and securitized business credit card receivables. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.